FIRST GUARANTY BANCSHARES, INC. FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 At A Glance (unaudited) Bank Officers Total Assets $3.4 Billion Deposits $2.8 Billion 3rd Quarter Report fgb.net | Locations 36 ATMs 49 $1.8 Million 3Q 2023 Earnings $7.9 Million YTD2023 Earnings 121 Consecutive dividends paid and counting 89 Years in Banking Total Loans $2.7 Billion Member FDIC NASDAQ Symbol: FGBI Have Questions? Vanessa Drew | InvestorRelations@fgb.net We’re Social: *Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank Chairman Marshall T. Reynolds* Executive Officers Alton B. Lewis, Jr.* President and CEO | Hammond Eric J. Dosch* Chief Financial Officer | Hammond Senior Vice Presidents Susan I. Andrews, Director of Internal Audit Amanda W. Barnett, General Counsel Katherine K. Campbell, Controller Marty B. Cole Mark J. Ducoing, Chief Deposit Officer Glenn A. Duhon, Sr. Ronnie R. Foshee, Director of Lending Development Kevin J. Foster Sam J. Gallo Matthew P. Hudnall Shirley Jones, Deposit Operations Manager JoEllen K. Juhasz, BSA Officer Mikki M. Kelley, Chief Human Resources Officer Wendy B. Kinchen, Chief Innovation and Implementation Officer Jordan M. Lewis, Texas Area President Michael R. Mineer, Mideastern Market President Jane A. Muehlbauer Daniel W. Pack Michael E. Parham Christopher W. Parr Coby L. Pennington, Chief Information Officer Gregory P. Prudhomme Craig E. Scelfo Desiree B. Simmons, Chief Administrative Officer Evan M. Singer, Chief Mergers & Acquisitions Officer J. Richard Stark, Operations Jason M. Turner Randy S. Vicknair, Chief Lending Officer Christy L. Wells Matthew B. Wise, Chief Credit Officer Vice Presidents Mandi B. Aguillard Joey Amadeo Darryl P. Boudreaux Cheryl Q. Brumfield Christina M. Carter Ammon L. Cooper Louis J. Cusimano Miranda M. Derveloy Landa G. Domangue Vikki W. Dupaquier Denise D. Fletcher Craig E. Hriblan A. Shane Hughes Diana L. Kinder Michael D. Knighten David Kvist Mary T. Mayo Terrie E. McCartney Colton C. McDaniel Lisa A. Musgrave Jason D. Normand Steven F. Osman Scott B. Schilling Amber L. Smith Lisa K. Stoker John A. Synco Lauryn H. Waits Kenny Wilson Assistant Vice Presidents Josiah C. Blood Susan M. Desoto Michelle A. Dionne Vanessa R. Drew Cody J. Gil Ludrick P. Hildago Leslie A. Hinzman Donna S. Hodges Martin R. Holifield Sarah E. Jenkins Keith T. Klein Laura L. Lacoste Daniel L. Loe Catherine E. Mathes Nicole M. Mouton Pamela R. Normand Rahul R. Patel Kristy L. Roberts Areeb Rashid Niekitsha S. Ridley Chanyon O. Robinson Donna D. Scamardo Stacy J. Thompson Officers Calvin P. Ducote Jeannette N. Ernst Melanie T. Gottschalck Kristin M. Williams 2023

A Message to Our Shareholders

Dear Shareholders,

We are making progress. In a time in which all banks have been battling the squeeze between loan interest rates and the rates to be paid for deposits, it appears that, in the second half of the third quarter, we passed the bottom and began to climb upward. Our loan portfolio before unearned income continued to grow as it grew to $2,707,669,000 as of September 30, 2023 compared to $2,599,099,000 as of June 30, 3023 and $2,526,720,000 as of December 31, 2022. Total interest income for the quarter ending September 30, 2023 was $47,627,000 compared to $43,781,000 for the quarter ending June 30, 2023 and $41,287,000 for the quarter ending March 31, 2023 and $38,307,000 for the quarter ending December 31, 2022. Our total non-interest expense for the quarter ending September 30, 2023 was $19,996,000 compared to $19,735,000 for quarter ending June 30, 2023 and $20,166,000 for quarter ending March 31, 2023.

We are making progress. This is not to say that the struggles are over. Our entire staff has reacted positively and strongly to reduce expenses. Everyone involved in Loan Production, Credit, and Loan Processing has been and continues to work very diligently to obtain new loans and get them expedited, approved, and earning.

We appreciate the patience and understanding of our shareholders. We are making progress. We will prevail and continue to build First Guaranty into a profitable investment with a fortress balance sheet.



Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2023 (unaudited)	September 30, 2022
Assets		
Cash and cash equivalents:		
Cash and due from banks	$200,825	$109,174
Federal funds sold	450	183
Cash and cash equivalents	201,275	109,357
Investment securities:		
Available for sale, at fair value	79,857	131,318
Held to maturity, at cost and net of allowance for credit losses of $80 and $0 (estimated fair value of $234,771 and $243,800 respectively)	320,624	319,899
Investment securities	400,481	451,217
Federal Home Loan Bank stock, at cost	13,241	4,830
Loans held for sale	-	-
Loans, net of unearned income	2,699,393	2,417,327
Less: allowance for credit losses	31,936	23,468
Net loans	2,667,457	2,393,859
Premises and equipment, net	64,006	58,209
Goodwill	12,900	12,900
Intangible assets, net	4,366	5,267
Other real estate, net	1,135	1,667
Accrued interest receivable	16,728	12,067
Other assets	36,645	47,424
Total Assets	$3,418,234	$3,096,797
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	458,392	534,548
Interest-bearing demand	1,435,555	1,421,877
Savings	214,371	217,820
Time	706,691	534,327
Total deposits	2,815,009	2,708,572
Short-term advances from Federal Home Loan Bank	125,000	80,000
Short-term borrowings	20,000	20,000
Repurchase agreements	7,659	6,408
Accrued interest payable	10,780	3,641
Long-term advances from Federal Home Loan Bank	155,000	-
Senior long-term debt	20,306	22,738
Junior subordinated debentures	15,000	15,000
Other liabilities	10,658	9,000
Total Liabilities	3,179,412	2,865,359
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value 100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding, respectively	33,058	33,058
Common stock - $1 par value 100,600,000 shares authorized; 11,431,083 and 10,716,796 shares issued and outstanding	11,431	10,717
Surplus	139,379	130,093
Retained earnings	69,247	73,526
Accumulated other comprehensive income (loss)	(14,293)	(15,956)
Total Shareholders' Equity	238,822	231,438
Total Liabilities & Shareholders' Equity	$3,418,234	$3,096,797

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Three-Months Ended September 30, 2023 (unaudited)	Three-Months Ended September 30, 2022
Interest Income:		
Loans (including fees)	$43,407	$32,386
Deposits with other banks	1,897	561
Securities (including FHLB stock)	2,323	2,303
Total Interest Income	47,627	35,250
Interest Expense:		
Demand deposits	16,102	6,243
Savings deposits	1,001	267
Time deposits	6,504	2,533
Borrowings	3,575	758
Total Interest Expense	27,182	9,801
Net Interest Income	20,445	25,449
Less: Provision for credit losses	627	1,509
Net Interest Income after Provision for Credit Losses	19,818	23,940
Noninterest Income:		
Service charges, commissions and fees	858	814
ATM and debit card fees	796	864
Net gains (losses) on securities	-	-
Net gains on sale of loans	-	1,624
Other	835	716
Total Noninterest Income	2,489	4,018
Total Business Revenue, Net of Provision for Loan Losses	22,307	27,958
Noninterest Expense:		
Salaries and employee benefits	10,429	9,181
Occupancy and equipment expense	2,121	2,295
Other	7,446	6,312
Total Noninterest Expense	19,996	17,788
Income Before Income Taxes	2,311	10,170
Less: Provision for income taxes	539	2,117
Net Income	1,772	8,053
Less: Preferred stock dividends	582	582
Income Available to Common Shareholders	$1,190	$7,471
Per Common Share:		
Earnings	$0.10	$0.70
Cash dividends paid	$0.16	$0.16
Weighted Average Common Shares Outstanding	11,431,083	10,716,796
Return on Average Assets	0.21%	1.06%
Return on Average Common Equity	2.27%	15.15%

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Nine-Months Ended September 30, 2023 (unaudited)	Nine-Months Ended September 30, 2022
Interest Income:		
Loans (including fees)	$ 121,846	$ 90,423
Deposits with other banks	3,719	924
Securities (including FHLB stock)	7,130	6,922
Total Interest Income	132,695	98,269
Interest Expense:		
Demand deposits	44,187	11,403
Savings deposits	2,418	429
Time deposits	15,304	7,828
Borrowings	7,127	1,867
Total Interest Expense	69,036	21,527
Net Interest Income	63,659	76,742
Less: Provision for credit losses	1,489	2,898
Net Interest Income after Provision for Credit Losses	62,170	73,844
Noninterest Income:		
Service charges, commissions and fees	2,461	2,364
ATM and debit card fees	2,449	2,591
Net gains (losses) on securities	-	(17)
Net gains on sale of loans	12	1,713
Other	3,083	1,856
Total Noninterest Income	8,005	8,507
Total Business Revenue, Net of Provision for Loan Losses	70,175	82,351
Noninterest Expense:		
Salaries and employee benefits	30,365	27,246
Occupancy and equipment expense	6,542	6,748
Other	22,990	18,364
Total Noninterest Expense	59,897	52,358
Income Before Income Taxes	10,278	29,993
Less: Provision for income taxes	2,362	6,230
Net Income	7,916	23,763
Less: Preferred stock dividends	1,747	1,747
Income Available to Common Shareholders	$6,169	$22,016
Per Common Share:		
Earnings	$0.56	$2.05
Cash dividends paid	$0.48	$0.48
Book Value Per Common Share[1]	$18.00	$18.51
Weighted Average Common Shares Outstanding	11,022,919	10,716,796
Return on Average Assets	0.33%	1.07%
Return on Average Common Equity	4.06%	15.29%